Exhibit 1(b)


                        FORM OF PROPOSAL

                         For Purchase of
                      First Mortgage Bonds
                               of
                    APPALACHIAN POWER COMPANY

APPALACHIAN POWER COMPANY,
c/o  AMERICAN ELECTRIC POWER SERVICE CORPORATION,
     1 Riverside Plaza,
     Columbus, OH 43215

DEAR SIRS:

     Referring to the invitation for proposals dated March 12, 1996 (the Invitation) for the purchase from Appalachian Power Company (the Company) of First Mortgage Bonds of the Company (the Bonds) and the notice dated the date hereof (the Notice) given by the Company pursuant thereto, the several persons, firms and corporations named in Exhibit A hereto (the Bidders) have submitted and confirm herewith the following proposal for the purchase of $100,000,000 principal amount of the Bonds with a maturity date of March 1, 2006, as designated by the Company in the Notice (the Designated Principal Amount).

          1. The interest rate of the Bonds shall be 6.80% per annum.

          2. The price to be paid to the Company for the Bonds shall be 99.226% of the Designated Principal Amount plus accrued interest from the first day of the calendar month during which the Bonds are to be issued to the date of payment and delivery, each of the Bidders hereby offering, severally and not jointly, to purchase from the Company, at said price and upon the terms and conditions set forth in the form of purchase contract attached hereto as Exhibit B (the Purchase Contract), the principal amount of Bonds set forth opposite its name in Exhibit A attached hereto, or the principal amount of Bonds to be set forth opposite its name in Exhibit A attached hereto as provided in Section 3 of the Invitation, which together aggregate the Designated Principal Amount of the Bonds. Exhibit A attached hereto, when completed, is hereinafter and in the Purchase Contract called "Exhibit A to the Form of Proposal".

          3. In consideration of the agreements of the Company set forth in the Invitation, each of the Bidders agrees (a) that the offer of such Bidder included in this proposal shall be irrevocable until three hours after the time fixed for the submission of proposals, unless sooner rejected by the Company; (b) that, if this proposal shall be accepted in writing by the Company, such Bidder, either in person or by the Representative on its behalf, will forthwith furnish to the Company in writing the information referred to in Section 8 of the Invitation; and (c) that, if this proposal is accepted, the Purchase Contract shall thereupon become effective without any separate execution thereof and shall constitute the agreement between the Company and the Bidders and, upon performance by the Bidders, and the Representative(s), of their obligations under Sections 3, 4 and 8 of the Invitation, all rights of the Company and of the Bidders shall be determined solely in accordance with the terms thereof, subject, however, to such modifications therein (including Exhibit A to the Form of Proposal) as may be necessary and as are contemplated by the Invitation.

          4. This proposal must be accepted or rejected by the Company in its entirety within three hours after the time fixed for the submission thereof.

          5. The Representative acknowledges on behalf of each Bidder that such Bidder has received a copy of the Prospectus, referred to in Section 5 of the Invitation.

          6. The Representative represents and warrants that it has all necessary power and authority to act for each of the Bidders in respect of the matters referred to in this proposal.

          7. This proposal may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

                         Very truly yours,


                         By_/s/ MORGAN STANLEY & CO. INCORPORATED


                         By_/s/ Donna Ryan-Perkett______


Dated:  March 18, 1996


                         On behalf of and as Representative of the persons, firms and corporations named in Exhibit A hereto.

                         Address:_1585 Broadway

                                _New York, NY 10036


Accepted:

APPALACHIAN POWER COMPANY


By_/s/ A. A. Pena_____________
     Authorized Officer
     Treasurer




                            EXHIBIT A


     The names of the Bidders and the respective principal amounts of the First Mortgage Bonds which they severally offer to purchase are as follows:

          Name                          Principal Amount

Morgan Stanley & Co. Incorporated         $100,000,000

                                           ____________
                                   TOTAL   $100,000,000




                            EXHIBIT B


                    APPALACHIAN POWER COMPANY

                        Purchase Contract


     AGREEMENT made between APPALACHIAN POWER COMPANY, a corporation organized and existing under the laws of the Commonwealth of Virginia (the Company), and the several persons, firms and corporations (the Purchasers) named as Bidders in Exhibit A to the Form of Proposal to which this Agreement is attached as Exhibit B (the Form of Proposal).

                           WITNESSETH:

     WHEREAS, the Company proposes to issue and sell the Designated Principal Amount (as defined in the Form of Proposal) of its First Mortgage Bonds (the First Mortgage Bonds) to be issued pursuant to the Mortgage and Deed of Trust dated as of December 1, 1940, between the Company and Bankers Trust Company, as trustee (the Trustee), as heretofore supplemented and as to be further supplemented by one or more supplemental indentures (said Mortgage, as heretofore supplemented, and as it is to be supplemented, being hereinafter referred to as the Mortgage); and

     WHEREAS, the Purchasers have designated the person signing the Form of Proposal (the Representative) to execute the Form of Proposal on behalf of the respective Purchasers and to act for the respective Purchasers in the manner provided in this Agreement; and

     WHEREAS, the Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933 (the Act), with the Securities and Exchange Commission (the Commission), two registration statements on Form S-3 (file numbers 33-58431 and 333-01049) relating to the First Mortgage Bonds and such registration statements have become effective; and

     WHEREAS, such registration statements, as they may have been amended to the date hereof, including the financial statements, the documents incorporated or deemed incorporated therein by reference and the exhibits, being herein called the Registration Statements, and the combined prospectus under Rule 429 under the Act, as included or referred to in the latest Registration Statement to become effective, as it may be last amended or supplemented prior to the effectiveness of this Agreement, but excluding any amendment or supplement relating solely to securities other than the First Mortgage Bonds being herein called the Basic Prospectus, and the Basic Prospectus, to be supplemented by a prospectus supplement (the Prospectus Supplement) to include certain information relating to the Purchasers, the principal amount, price and terms of offering, the interest rate and redemption terms of the First Mortgage Bonds, which will be filed with the Commission as soon as practicable after this Agreement becomes effective pursuant to the applicable paragraph of Rule 424(b) of the Commission's General Rules and Regulations under the Act (the Rules), including all documents then incorporated or deemed to have been incorporated therein by reference, being herein called the Prospectus.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, it is agreed between the parties as follows:

     1. Purchase and Sale: Upon the basis of the warranties and representations and on the terms and subject to the conditions herein set forth, the Company agrees to sell to the respective Purchasers named in Exhibit A to the Form of Proposal, severally and not jointly, and the respective Purchasers, severally and not jointly, agree to purchase from the Company, at the price specified in paragraph 2 of the Form of Proposal, the respective principal amounts of the First Mortgage Bonds set opposite their names in Exhibit A to the Form of Proposal, together aggregating the Designated Principal Amount of the First Mortgage Bonds.

     2. Payment and Delivery: Payment for the First Mortgage Bonds shall be made to the Company or its order by certified or bank check or checks, payable in Federal Reserve funds, or by written evidence satisfactory to the Company confirming receipt of funds by wire transfer in immediately available funds, at the office of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017-3909, or at such other place as the Company and the Representative shall mutually agree in writing, upon the delivery of the First Mortgage Bonds to the Representative for the respective accounts of the Purchasers against receipt therefor signed by the Representative on behalf of itself and for the other Purchasers. Such payments and delivery shall be made at 10:00 A.M., New York Time, on March 27, 1996 (or on such later business day, as may be agreed upon by the Company and the Representative), unless postponed in accordance with the provisions of Section 7 hereof. The time at which payment and delivery are to be made is herein called the Time of Purchase.

     The delivery of the First Mortgage Bonds shall be made in fully registered form, registered in the name of CEDE & CO., to the offices of The Depository Trust Company (DTC) in New York, New York. The First Mortgage Bonds so delivered will be in form acceptable for deposit with DTC and will be available for inspection by the Representative at a place suitable therefor at least 20 hours prior to the Time of Purchase.

     3. Conditions of Purchasers' Obligations: The several obligations of the Purchasers hereunder are subject to the accuracy of the warranties and representations on the part of the Company and to the following other conditions:

          (a) That all legal proceedings to be taken and all legal opinions to be rendered in connection with the issue and sale of the First Mortgage Bonds shall be satisfactory in form and substance to Dewey Ballantine, counsel to the Purchasers.

          (b) That, at the Time of Purchase, the Representative shall be furnished with the following opinions, dated the day of the Time of Purchase, with con-formed copies or signed counterparts thereof for the other Purchasers, with such changes therein as may be agreed upon by the Company and the Representative with the approval of Dewey Ballantine, counsel to the Purchasers:

               (1) Opinion of Simpson Thacher & Bartlett, counsel to the Company, substantially in the form heretofore made available to the Purchasers as provided in paragraph 1 of the Invitation referred to in the Form of Proposal;

               (2) Opinion of Dewey Ballantine, counsel to the Purchasers, substantially in the form heretofore made available to the Purchasers as provided in paragraph 1 of the Invitation referred to in the Form of Proposal.

               (3) Opinions of Hunton & Williams; Hunter, Smith & Davis and Robinson & McElwee, counsel to the Company, substantially in the form heretofore made available to the Purchasers as provided in paragraph 1 of the Invitation referred to in the Form of Proposal.

          (c) That the Representative shall have received a letter from Deloitte & Touche LLP in form and substance satisfactory to the Representative, dated as of the day of the Time of Purchase, (i) confirming that they are independent public accountants within the meaning of the Act and the applicable published rules and regulations of the Commission thereunder, (ii) stating that in their opinion the financial statements audited by them and included or incorporated by reference in the Registration Statements complied as to form in all material respects with the then applicable accounting requirements of the Commission, including the applicable published rules and regulations of the Commission and (iii) covering as of a date not more than five business days prior to the day of the Time of Purchase such other matters as the Representative reasonably requests.

          (d) That no amendment to the Registration Statements and that no prospectus or prospectus supplement of the Company (other than the prospectus or amendments, prospectuses or prospectus supplements relating solely to securities other than the First Mortgage Bonds) and no document which would be deemed incorporated in the Prospectus by reference filed subsequent to the date hereof and prior to the Time of Purchase shall contain material information substantially different from that contained in the Registration Statements which is unsatisfactory in substance to the Representative or unsatisfactory in form to Dewey Ballantine, counsel to the Purchasers.

          (e) That, at or before the effective date of this Agreement, or at such later time and day as the Representative may from time to time consent to in writing or by telex or facsimile transmission confirmed in writing, appropriate orders of the State Corporation Commission of Virginia and the Tennessee Public Service Commission, necessary to permit the sale of the First Mortgage Bonds to the Purchasers, shall be in effect; and that, prior to the Time of Purchase, no stop order with respect to the effectiveness of either of the Registration Statements shall have been issued under the Act by the Commission or proceedings therefor initiated.

          (f) That, at the Time of Purchase, there shall not have been any material adverse change in the business, properties or financial condition of the Company from that set forth in the Prospectus (other than changes referred to in or contemplated by the Prospectus), except changes arising from transactions in the ordinary course of business, none of which individually has, or in the aggregate have, had a material adverse effect on the business, properties or financial condition of the Company, and that the Company shall, at the Time of Purchase, have delivered to the Representative a certificate of an executive officer of the Company to the effect that, to the best of his knowledge, information and belief, there has been no such change; provided that the sale by the Company of, or its failure to sell, any other first mortgage bonds offered for sale pursuant to the notice or notices provided for in Section 4 of the Invitation, shall not be such a change.


          (g) That the Company shall have performed such of its obligations under this Agreement as are to be performed at or before the Time of Purchase by the terms hereof.

     4. Certain Covenants of the Company: In further consider-ation of the agreements of the Purchasers herein contained, the Company covenants as follows:

          (a) As soon as practicable after this agreement becomes effective, and in any event within the time prescribed by Rule 424 under the Act, to file the Prospectus Supplement relating to the First Mortgage Bonds with the Commission; as soon as the Company is advised thereof, to advise the Representative and confirm the advice in writing of any request made by the Commission for amendments to either of the Registration Statements or the Prospectus (including the documents incorporated therein by reference) or for additional information with respect thereto or of the entry of a stop order suspending the effectiveness of either Registration Statement or of the initiation or threatening of any proceeding for that purpose and, if such a stop order should be entered by the Commission, to make every reasonable effort to obtain the prompt lifting or removal thereof.

          (b) To deliver to the Purchasers, without charge, as soon as practicable (and in any event within 24 hours after the date hereof), and from time to time thereafter during such period of time (not exceed-ing nine months) after the date hereof as they are required by law to deliver a prospectus, as many copies of the Prospectus (as supplemented or amended if the Company shall have made any supplements or amendments thereto other than supplements or amendments relating solely to securities other than the First Mortgage Bonds) as the Representative may reasonably request; and in case any Purchaser is required to deliver a prospectus after the expiration of nine months after the date hereof, to furnish to any Purchaser, upon request, at the expense of such Purchaser, a reasonable quantity of a supplemental prospectus or of supplements to the Prospectus complying with
               Section 10(a)(3) of the Act.

          (c) To furnish to the Representative a copy, certified by the Secretary or an Assistant Secretary of the Company, of the Registration Statements as initially filed with the Commission and of all amendments thereto and documents incorporated by reference, other than amendments relating solely to securities other than the First Mortgage Bonds (exclusive of exhibits), and, upon request, to furnish to the Representative sufficient plain copies thereof (exclusive of exhibits) for distribution of one to each of the other Purchasers.

          (d) In the event that the Purchasers constitute "underwriters" within the meaning of Section 2(11) of the Act, then for such period of time (not exceeding nine months) after the date hereof as they are required by law to deliver a prospectus, if any event shall have occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, forthwith to prepare and furnish, at its own expense, to the Purchasers and to dealers (whose names and addresses are furnished to the Company by the Representative) to whom principal amounts of the First Mortgage Bonds may have been sold by the Representative for the accounts of the Purchasers and, upon request, to any other dealers making such request, copies of such amendments to the Prospectus or supplements to the Prospectus.

          (e) As soon as practicable, the Company will make generally available to its security holders and to the Purchasers an earning statement or statement of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

          (f) To use its best efforts to qualify the First Mortgage Bonds for offer and sale under the securities or "blue sky" laws of such jurisdictions as the Representative may designate within six months after the date hereof and itself to pay, or to reimburse the Purchasers and their counsel for, reasonable filing fees and expenses in connection therewith in an amount not exceeding $3,500 in the aggregate (including filing fees and expenses paid and incurred prior to the effective date hereof), provided, however, that the Company shall not be required to qualify as a foreign corporation or to file a consent to service of process or to file annual reports or to comply with any other requirements deemed by the Company to be unduly burdensome.

          (g) To pay all expenses, fees and taxes (other than transfer taxes on resales of the First Mortgage Bonds by the respective Purchasers) in connection with the issuance and delivery of the First Mortgage Bonds, except that the Company shall be required to pay the fees and disbursements (other than disbursements referred to in paragraph (f) of this Section 4) of Dewey Ballantine, counsel to the Purchasers, only in the events provided in para-graph (h) of this Section 4, the Purchasers hereby agreeing to pay such fees and disbursements in any other event.

          (h) If the Purchasers shall not take up and pay for the First Mortgage Bonds due to the failure of the Company to comply with any of the conditions specified in Section 3 hereof, or, if this Agreement shall be terminated in accordance with the provisions of Section 7 or 8 hereof, to pay the fees and disbursements of Dewey Ballantine, counsel to the Purchasers, and, if the Purchasers shall not take up and pay for the First Mortgage Bonds due to the failure of the Company to comply with any of the conditions specified in Section 3 hereof, to reimburse the Purchasers for their reasonable out-of-pocket expenses, in an aggregate amount not exceeding a total of $10,000, incurred in connec-tion with the financing contemplated by this Agreement.

          (i) The Company will timely file any certificate required by Rule 52 under the Public Utility
               Holding Company Act of 1935 in connection with the sale of the First Mortgage Bonds.

          (j) On and after the date this agreement becomes effective and through the Time of Purchase, without the prior written consent of the Representative, not to issue or sell any first mortgage bonds (other than the First Mortgage Bonds or any other first mortgage bonds offered pursuant to the notice or notices provided for in Section 4 of the Invitation) or any other long-term debt of the Company having terms and provisions substantially similar to the First Mortgage Bonds.

     5. Warranties of and Indemnity by the Company: The Company represents and warrants to, and agrees with the Purchasers, as set forth below:


          (a) the Registration Statements on their respective effective dates, which complied with the requirements of Form S-3, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Basic Prospectus, on the date the latest Registration Statement became effective, did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; when the Prospectus Supplement is filed with the Commission, and at the Time of Purchase, the Registration Statements, and the Prospectus, as they may be amended or supplemented, will comply, or be deemed to comply, in all material respects with the provisions of the Act and the Rules, the Registration Statements, as they may be amended or supplemented, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as it may be amended or supplemented, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the Company makes no warranty or representation to the Purchasers with respect to any statements or omissions made in the Prospectus in reliance upon and in conformity with information furnished in writing to the Company by, or through the Representative on behalf of, any Purchaser expressly for use in the Prospectus, or to any statements in or omissions from that part of the Registration Statements that shall constitute the Statement of Eligibility under the Trust Indenture Act of 1939 of any indenture trustee under an indenture of the Company.

          (b) As of the Time of Purchase, the Mortgage will have been duly authorized by the Company and duly qualified under the Trust Indenture Act of 1939, as amended, and, when executed and delivered by the Trustee and the Company, will constitute a legal, valid and binding instrument enforceable against the Company in accordance with its terms and such First Mortgage Bonds will have been duly authorized, executed, authenticated and, when paid for by the Purchasers, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Mortgage, except as the enforceability thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, or other similar laws affecting the enforcement of creditors' rights in general, and except as the availability of the remedy of specific performance is subject to general principles of equity (regardless of whether such remedy is sought in a proceeding in equity or at law), and by an implied covenant of good faith and fair dealing.

          (c) To the extent permitted by law, to indemnify and hold harmless each of the Purchasers and each person, if any, who controls any such Purchaser within the meaning of Section 15 of the Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act or otherwise, and to reimburse the Purchasers and such controlling person or persons, if any, for any legal or other expenses incurred by them in connection with defending any action, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any alleged untrue statement or untrue statement of a material fact contained in either Registration Statement, in the Basic Prospectus (if used prior to the effective date of this Agreement), or in the Prospectus, or if the Company shall furnish or cause to be furnished to the Purchasers any amendments or any supplemental information, in the Prospectus as so amended or supplemented, other than amendments or supplements relating solely to securities other than the First Mortgage Bonds (provided that if such Prospectus or such Prospectus, as amended or supplemented, is used after the period of time referred to in Section 4(d) hereof, it shall contain such amendments or supplements as the Company deems necessary to comply with Section 10(a) of the Act), or arise out of or are based upon any alleged omission or omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any such alleged untrue statement or omission, or untrue statement or omission which was made in either Registration Statement, in the Basic Prospectus or in the Prospectus, or in the Prospectus as so amended or supplemented, in reliance upon and in conformity with information furnished in writing to the Company by or through the Representative on behalf of any Purchaser expressly for use therein or with any statements in or omissions from that part of either Registration Statement that shall constitute the Statement of Eligibility under the Trust Indenture Act of any indenture trustee under an indenture of the Company, and except that this indemnity shall not inure to the benefit of any Purchaser (or of any person controlling such Purchaser) on account of any losses, claims, damages, liabilities or actions arising from the sale of the First Mortgage Bonds to any person if such loss arises from the fact that a copy of the Prospectus, as the same may then be supplemented or amended (excluding, however, any document then incorporated or deemed incorporated therein by reference), was not sent or given by or on behalf of such Purchaser to such person with or prior to the written confirmation of the sale involved and the alleged omission or alleged untrue statement or omission or untrue statement was corrected in the Prospectus as supplemented or amended at the time of such confirmation. Each Purchaser agrees promptly after the receipt by it of written notice of the commencement of any action in respect to which indemnity from the Company on account of its agreement contained in this Section 5(c) may be sought by it, or by any person controlling it, to notify the Company in writing of the commencement thereof, but such Purchaser's omission so to notify the Company of any such action shall not release the Company from any liability which it may have to such Purchaser or to such controlling person otherwise than on account of the indemnity agreement contained in this Section 5(c). In case any such action shall be brought against such Purchaser or any such person controlling such Purchaser and such Purchaser shall notify the Company of the commencement thereof, as above provided, the Company shall be entitled to participate in, and, to the extent that it shall wish, including the selection of counsel (such counsel to be reasonably acceptable to the indemnified party), to direct the defense thereof at its own expense. In case the Company elects to direct such defense and select such counsel (hereinafter, "Company's counsel"), such Purchaser or any controlling person shall have the right to employ its own counsel, but, in any such case, the fees and expenses of such counsel shall be at its expense unless (i) the Company has agreed in writing to pay such fees and expenses or (ii) the named parties to any such action (including any impleaded parties) include both any Purchaser or any controlling person and the Company and any Purchaser or any controlling person shall have been advised by its counsel that a conflict of interest between the Company and any Purchaser or any controlling person may arise (and the Company's counsel shall have concurred with such advice) and for this reason it is not desirable for the Company's counsel to represent both the indemnifying party and the indemnified party (it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for any Purchaser or any controlling person (plus any local counsel retained by any Purchaser or any controlling person in their reasonable judgment), which firm (or firms) shall be designated in writing by any Purchaser or any controlling person). The Company shall not be liable in the event of any settlement of any such action effected without its consent.

     The Company's indemnity agreement contained in Section 5(c) hereof, and its covenants, warranties and representations contained in this Agreement, shall remain in full force and effect regardless of any investigation made by or on behalf of any person, and shall survive the delivery of and payment for the First Mortgage Bonds hereunder.

     6.   Warranties of and Indemnity by Purchasers:

          (a) Each Purchaser warrants and represents that the information furnished in writing to the Company through the Representative for use in the Registration Statements, in the Basic Prospectus, in the Prospectus, or in the Prospectus as amended or supplemented is correct as to such Purchaser.

          (b) Each Purchaser agrees, to the extent permitted by law, to indemnify, hold harmless and reimburse the Company, its directors and such of its officers as shall have signed the Registration Statements, and each person, if any, who controls the Company within the meaning of Section 15 of the Act, to the same extent and upon the same terms as the indem-nity agreement of the Company set forth in Section 5(c) hereof, but only with respect to untrue statements or alleged untrue statements or omissions or alleged omissions made in the Prospectus, or in the Prospectus as so amended or supplemented, in reliance upon and in conformity with information furnished in writing to the Company by the Representative on behalf of such Purchaser expressly for use therein.

          (c) Each Purchaser warrants and represents that it may lawfully purchase from the Company the First
               Mortgage Bonds which it has agreed so to purchase.

     The indemnity agreement on the part of each Purchaser contained in Section 6(b) hereof, and the warranties and represen-tations of such Purchaser contained in this Agreement, shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or other person, and shall survive the delivery of and payment for the First Mortgage Bonds hereunder.

     7. Default of Purchasers: If any Purchaser under this Agreement shall fail or refuse (otherwise than for some reason sufficient to justify, in accordance with the terms hereof, the cancellation or termination of its obligations hereunder) to purchase and pay for the principal amount of First Mortgage Bonds which it has agreed to purchase and pay for hereunder, and the aggregate principal amount of First Mortgage Bonds which such defaulting Purchaser or Purchasers agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the First Mortgage Bonds, the other Purchasers shall be obligated severally in the proportions which the amounts of First Mortgage Bonds set forth opposite their names in Exhibit A to the Form of Proposal bear to the aggregate principal amount of First Mortgage Bonds set forth opposite the names of all such non-defaulting Purchasers, to purchase the First Mortgage Bonds which such defaulting Purchaser or Purchasers agreed but failed or refused to purchase on the terms set forth herein; provided that in no event shall the principal amount of First Mortgage Bonds which any Purchaser has agreed to purchase pursuant to Exhibit A to the Form of Proposal be increased pursuant to this Section 7 by an amount in excess of one-ninth of such principal amount of First Mortgage Bonds without the written consent of such Purchaser. If any Purchaser or Purchasers shall fail or refuse to purchase First Mortgage Bonds and the aggregate principal amount of First Mortgage Bonds with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the First Mortgage Bonds then the Company shall have the right (a) to require such non-defaulting Purchasers to purchase and pay for the respective principal amounts of First Mortgage Bonds that they had severally agreed to purchase hereunder, as hereinabove provided, and, in addition, the principal amount of First Mortgage Bonds that the defaulting Purchaser or Purchasers shall have so failed to purchase up to a principal amount thereof equal to one-ninth of the respective principal amounts of First Mortgage Bonds that such non-defaulting Purchasers have otherwise agreed to purchase hereunder, and/or (b) to procure one or more others, members of the National Association of Securities Dealers (NASD) (or, if not members of the NASD, who are foreign banks, dealers or institutions not registered under the Securities Exchange Act of 1934 and who agree in making sales to comply with the NASD's Rules of Fair Practice), to purchase or agree to purchase, upon the terms herein set forth, the principal amount of such First Mortgage Bonds that such defaulting Purchaser or Purchasers had agreed to purchase, or that portion thereof that the remaining Purchasers shall not be obligated to purchase pursuant to the foregoing clause (a). In the event the Company shall exercise its rights under clause (a) and/or (b) above, the Company shall give written notice thereof to the Purchasers within 24 hours (excluding any Saturday, Sunday or legal holiday) of the time when the Company learns of the failure or refusal of any Purchaser or Purchasers to purchase and pay for its respective principal amount of First Mortgage Bonds, and thereupon the Time of Purchase shall be postponed for a period not to exceed five full business days, as the Company shall determine. In the event the Company shall be entitled to but shall not elect (within the time period specified above) to exercise its rights under clause (a) and/or (b), then this Agreement shall terminate. In the event of any such termination, the Company shall not be under any liability to any Purchaser (except to the extent, if any, provided in Section 4(h) hereof), nor shall any Purchaser (other than an Purchaser who shall have failed or refused to purchase the First Mortgage Bonds without some reason sufficient to justify, in accordance with the terms hereof, its termination of its obligations hereunder) be under any liability to the Company or any other Purchaser.

     Nothing herein contained shall release any defaulting
Purchaser from its liability to the Company or any non-defaulting
Purchaser for damages occasioned by its default hereunder.

     8. Termination of Agreement by the Purchasers: This Agreement may be terminated at any time prior to the Time of Purchase by the Representative with the consent of Purchasers (including the Representative) who have agreed to purchase in the aggregate 50% or more of the First Mortgage Bonds if, after the execution and delivery of this Agreement and prior to the Time of Purchase, in the Representative's reasonable judgment, the Purchasers' ability to market the First Mortgage Bonds shall have been materially adversely affected because:

           (i) trading in securities on the New York Stock Exchange shall have been generally suspended by the Commission or by the New York Stock Exchange, or

          (ii) (A) a war involving the United States of America shall have been declared, (B) any other national calamity shall have occurred, or (C) any conflict involving the armed services of the United States of America shall have escalated, or

         (iii) a general banking moratorium shall have been declared by Federal or New York State authorities, or

          (iv) there shall have been any decrease in the ratings of the Company's first mortgage bonds by Moody's Investors Services, Inc. (Moody's) or Standard & Poor's Ratings Group (S&P) or either Moody's or S&P shall publicly announce that it has such first mortgage bonds under consideration for possible downgrade.

     If the Representative elects to terminate this Agreement, as provided in this Section 8, the Representative will promptly notify the Company by telephone or by telex or facsimile transmission, confirmed in writing. If this Agreement shall not be carried out by any Purchaser for any reason permitted hereunder, or if the sale of the First Mortgage Bonds to the Purchasers as herein contemplated shall not be carried out because the Company is not able to comply with the terms hereof, the Company shall not be under any obligation under this Agreement and shall not be liable to any Purchaser or to any member of any selling group for the loss of anticipated profits from the transactions contemplated by this Agreement (except that the Company shall remain liable to the extent provided in Section 4(h) hereof) and the Purchasers shall be under no liability to the Company nor be under any liability under this Agreement to one another.

     9. Notices: All notices hereunder shall, unless otherwise expressly provided, be in writing and be delivered at or mailed to the following addresses or by telex or facsimile transmission confirmed in writing to the following addresses: if to the Purchasers or the Representative, to the Representative at the address set forth following its signature in the Form of Proposal, and, if to the Company, to Appalachian Power Company, c/o American Electric Power Service Corporation, 1 Riverside Plaza, Columbus, Ohio 43215, attention of A. A. Pena, Treasurer, (fax 614/223-1687).

     10. Parties in Interest: The agreement herein set forth has been and is made solely for the benefit of the Purchasers, the Company (including the directors thereof and such of the officers thereof as shall have signed the Registration Statement), the controlling persons, if any, referred to in Sections 5 and 6 hereof, and their respective successors, assigns, executors and administrators, and, except as expressly otherwise provided in
Section 7 hereof, no other person shall acquire or have any right under or by the virtue of this Agreement.


     11. Definition of Certain Terms: If there be two or more persons, firms or corporations named in Exhibit A to the Form of Proposal, the term "Purchasers", as used herein, shall be deemed to mean the several persons, firms or corporations, so named (including the Representative mentioned, if so named) and any party or parties substituted pursuant to Section 7 hereof, and the term "Representative", as used herein, shall be deemed to mean the representative or representatives designated by, or in the manner authorized by, the Purchasers. All obligations of the Purchasers hereunder are several and not joint. If there shall be only one person, firm or corporation named in Exhibit A to the Form of Proposal, the term "Purchasers" and the term "Representative", as used herein, shall mean such person, firm or corporation. The term "successors" as used in this Agreement shall not include any purchaser, as such purchaser, of any of the First Mortgage Bonds from any of the respective Purchasers.

     12. Conditions of the Company's Obligations: The obligations of the Company to issue and sell the First Mortgage Bonds hereunder are subject to the Purchasers' performance of their obligations hereunder, and the further condition that at the Time of Purchase the Virginia State Corporation Commission and the Tennessee Public Service Commission shall have issued appropriate orders, and such orders shall remain in full force and effect, authorizing the transactions contemplated hereby.

     13. Applicable Law: This Agreement will be governed and construed in accordance with the laws of the State of New York.